UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2012

ADVANT-E CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-30983	88-0339012
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2434 Esquire Dr., Beavercreek, OH		45431
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 937-429-4288

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03.	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On November 5, 2012, Advant-e Corporation’s Board of Directors authorized the amendments to its Articles of Incorporation for the 1-for-10,000 reverse stock split and the 1,000-for-1 forward stock split.

ITEM 8.01.	OTHER EVENTS.

On November 5, 2012, Advant-e Corporation issued a press release announcing that the Company’s Board of Directors and a majority of its outstanding shares have authorized a 1-for-10,000 reverse stock split followed by a 1,000-for-1 forward stock split and a $2,000,000 share repurchase program.

The Company’s Board of Directors is also considering payment of a potential special cash dividend pending the results of the stock splits, the share repurchase program and the Company’s cash flow. These corporate actions are being undertaken in preparation to voluntarily suspend the Company’s obligation to file periodic reports with the Securities and Exchange Commission.

The date of the reverse and forward stock splits will be announced at a later date pending regulatory compliance. The Company expects to file a Schedule 14C Information Statement with the SEC further describing the reverse and forward stock splits shortly. The Board of Directors has reserved the right to abandon the proposed reverse and forward stock splits at any time prior to the effective date if it believes them to no longer be in the best interest of the Company or its shareholders.

The text of this release is attached as an exhibit hereto.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) EXHIBITS.

Exhibit Number	Description	Method of Filing

3(i)	Amendment of the Certificate of Incorporation – Reverse Stock Split (Draft Form)	Filed herewith

3(ii)	Amendment of the Certificate of Incorporation – Forward Stock Split (Draft Form)	Filed herewith

99.1	Company Press Release	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Advant-e Corporation (Registrant)

November 5, 2012	By:	/s/ Jason K. Wadzinski
Jason K. Wadzinski
Chief Executive Officer